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                                  A.S.V., INC.
                 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS


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
                                                                   Three Months Ended                  Nine Months Ended
                                                                       September 30,                      September 30,
                                                                       -------------                      -------------
BASIC                                                              2001             2000             2001              2000
                                                                   ----             ----             ----              ----
   Earnings
     Net earnings                                             $      92,882     $     220,156    $     387,626     $   1,236,225
                                                              =============     =============    =============     =============
   Shares
     Weighted average number of common
       shares outstanding                                        10,224,760         9,701,541       10,215,205         9,696,413
                                                              =============     =============    =============     =============

   Basic earnings per common share                            $         .01     $         .02    $         .04     $         .13
                                                              =============     =============    =============     =============

DILUTED
   Earnings
     Net earnings                                             $      92,882     $     220,156    $     387,626     $   1,236,225
                                                              =============     =============    =============     =============
   Shares
     Weighted average number of common
       shares outstanding                                        10,224,760         9,701,541       10,215,205         9,696,413
     Assuming exercise of options and warrants
       reduced by the number of shares which could
       have been purchased with the proceeds from
       the exercise of such options and warrants                    220,538           193,346          151,281           212,185
                                                              -------------     -------------    -------------     -------------

     Weighted average number of common and
       common equivalent shares outstanding                      10,445,298         9,894,887       10,366,486         9,908,598
                                                              =============     =============    =============     =============

   Diluted earnings per common share                          $         .01     $         .02    $         .04     $         .12
                                                              =============     =============    =============     =============
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